Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Current Report Form 8-K/A Amendment No. 1 of our report dated March 27, 2008, relating to the combined financial statements of United Organic Products, LLC, Waste Recovery Industries, LCC, and Valley Land Holdings, LLC, which is incorporated in such filing.
/s/ Carlin, Charron & Rosen, LLP
Glastonbury, Connecticut
May 8, 2008